Exhibit 4.1

CELATOR PHARMACEUTICALS, INC.

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Warrant Agreement”) is dated October 28, 2014, between Celator Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, acting as warrant agent (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Offering”) of Common Stock (as defined below) and Warrants (as defined below) and, in connection therewith, has determined to issue and deliver warrants (the “Warrants”) to purchase up to 760,282 shares of Common Stock (as defined below) (the “Warrant Shares”) to the investors in the Offering, including Warrants to purchase up to 99,167 shares of Common Stock subject to an overallotment option granted to the underwriters as described in the Prospectus Supplement (as defined below), each Warrant evidencing the right of the holder thereof to purchase 0.10 of a share of the Company’s common stock, par value $.001 per share (the “Common Stock”), for $3.58 per whole share of Common Stock, as adjusted from time to time as provided in Section 9 herein (the “Exercise Price”);

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-193720), as amended (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants;

WHEREAS, the Company has filed with the Commission a prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) under the Act (the “Prospectus Supplement”) describing the terms of the Warrants and the Common Stock issuable upon exercise of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the registered holders from time to time of the Warrants (each, a “Holder” and collectively, the “Holders”), the parties hereby agree as follows:

1.           Definitions.  In addition to the terms defined elsewhere in this Warrant Agreement, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the City of New York are authorized or required by law or other government action to close.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Expiration Date” means the date five (5) years after the Initial Issuance Date.

“Initial Issuance Date” means October 28, 2014.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Trading Day” means any day on which the Common Stock are traded on the NASDAQ Stock Market, or, if the NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

2.           Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.

3.           Registration.

(a)          The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. The Warrants may be represented by definitive warrant certificates in physical form (“Warrant Certificates”) or by one or more book-entry warrants (“Book-Entry Warrants”) deposited with The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant or (ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”).

(b)          If the Warrants are not “DTC Eligible” as of the Initial Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation the Book-Entry Warrants, and the Company shall instruct the Warrant Agent to deliver to each Holder a Warrant Certificate.

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(c)          Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form if so specified by the Company.

4.          Countersignature; Transfer of Warrants; Mutilated, Destroyed, Lost or Stolen Certificates.

(a)          The Warrant Certificates shall be substantially in the form of Exhibit A hereto and executed on behalf of the Company by its Chief Executive Officer, the Vice President, the Chief Financial Officer or any Vice President, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the Warrant Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate although at the date of the execution of this Agreement any such person was not such an officer.

(b)          The Warrant Agent will create a special account for the issuance of Warrant Certificates.

(c)          Subject to the last sentence of this Section 4(c) and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the Initial Issuance Date, and at or prior to 5:00 P.M., New York City time, on the Expiration Date, upon the surrender of any Warrant Certificate, together with a Form of Assignment substantially in the form of Exhibit B, to the principal office of the Warrant Agent, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register and the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants. The Book-Entry Warrants may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository. Upon the registration of transfer, the Company shall execute and the Warrant Agent shall, subject to the last sentence of this Section 4(c), countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of Warrant Certificates. The Company shall compensate the Warrant Agent per the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof.

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(d)          Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount which shall include a corporate bond of indemnity satisfactory to the Warrant Agent, and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

5.            Exercise and Duration of Warrant.

(a)          All or any part of the Warrant shall be exercisable, in whole or in part, by the registered Holder at any time and from time to time on or after the Initial Issuance Date and through and including 5:00 P.M., New York City time, on the Expiration Date. At 5:00 P.M., New York City time, on the Expiration Date, the Warrant shall be terminated and no longer outstanding; provided, however that, notwithstanding the foregoing, without any further action by or on behalf of the Holder, the Warrant shall automatically be deemed to be exercised in full pursuant to the net exercise provisions of Section 10 effective immediately prior to such termination.

(b)          The Holder may exercise the Warrant by delivering, not later than 5:00 p.m., New York City time, on any Business Day prior to the Expiration Date, to the principal office of the Warrant Agent (i) an exercise notice, in the form attached as Exhibit C hereto (the “Exercise Notice”), appropriately completed and duly signed by the Holder or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depository’s procedures and (ii) payment of the Exercise Price for the number of Warrant Shares as to which the Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” If the Exercise Notice is received by the Warrant Agent after 5:00 p.m., New York City Time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Trading Day next succeeding the Exercise Date. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. No ink original of any Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Upon receipt of payment of the Exercise Price by the Warrant Agent or one of its agents, the Warrant Agent or such agent shall promptly remit such payment to the Company at an account designated by the Company to the Warrant Agent. In the event of a “cashless exercise,” the Exercise Notice must be delivered to the Company at the address specified in Section 18 hereof.

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6.            Delivery of Warrant Shares.

(a)          Upon exercise of the Warrant, the Warrant Agent shall promptly advise the Company and the transfer agent and registrar in respect of (i) the Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (ii) the instructions of the Holder or Participant, as the case may be, with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (iii) in case of a Book-Entry Warrant, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require. Provided that the Warrant Agent has received funds in the amount of the Exercise Price, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to the Holder (or upon the written order of the Holder, in such name or names as the Holder may designate) or the Participant, as the case may be, , a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. The Holder (or any Person permissibly so designated by the Holder to receive Warrant Shares) or the Participant, as applicable, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, upon the written request of the Holder or the Participant, as applicable, the Company shall use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions, if available.

(b)          If by the close of the third Trading Day after delivery of a properly completed Exercise Notice (and any other documents required pursuant to Section 6(a)), the Company fails to deliver to the Holder or the Participant, as applicable, the required number of Warrant Shares in the manner required pursuant to Section 4(a), and if on or after the Trading Day immediately following such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the Closing Sales Price (as defined below) on the date of receipt of a properly completed Exercise Notice.

(c)          To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to the Holder hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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7.          Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of the Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrant or receiving Warrant Shares upon exercise of the Warrant.

8.          Reservation of Warrant Shares. The Company covenants that it will reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of the Warrants as herein provided, one hundred percent (100%) of the number of Warrant Shares that are issuable and deliverable upon the exercise of the Warrants, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.          Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while the Warrants are outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 9(a) shall become effective immediately after the effective date of such subdivision or combination.

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(b)          Pro Rata Distributions. If the Company, at any time while the Warrants are outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon the exercise of any Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c)          Fundamental Transactions. If, at any time while the Warrants are outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor and the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or at least a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a)) (in any such case, a “Fundamental Transaction”), then the Holder shall thereafter receive, upon exercise of any Warrant, in lieu of any Warrant Shares, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of such Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not affect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under any Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(d)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (e) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of the Warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

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(e)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(f)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of the Warrants (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)          Notice of Corporate Events. If, while the Warrants are outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least five Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise the Warrants prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.         Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, pursuant to the exercise of any Warrant in full, that the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which the Warrant is being exercised in accordance with the terms of the Warrant and this Warrant Agreement if such exercise were by means of a cash exercise rather than a cashless exercise.

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A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of the Warrants, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal trading market of the security, as reported by Bloomberg Financial Markets, or, if the principal trading market of the security begins to operate on an extended hours basis and does not designate the last trade price then the last trade price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices and asked prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder in good faith. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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11.         Beneficial Ownership. The Company shall not effect the exercise of any Warrant, and the Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (a) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such Person and its affiliates and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (i) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Neither the Warrant Agent nor the Depository Trust Company has any responsibility for monitoring compliance with this Section 11.

12.         No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of any Warrant. In lieu of any fractional shares which would, otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.         Concerning the Warrant Agent.

(a)          The Company agrees to pay to the Warrant Agent, pursuant to the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof, for all services rendered by it hereunder and, from time to time, its reasonable expenses and counsel fees and other disbursements actually incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(b)          The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct.

(c)          In order that the indemnification provisions contained in this Section 13 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with the indemnifying party’s prior written consent.

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(d)          Subject to Section 13(b) above, neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(e)          Notwithstanding anything contained herein to the contrary, the rights and obligations of the parties set forth in this Section 13 shall survive termination of this Agreement or the resignation or removal of the Warrant Agent.

14.         Purchase or Consolidation or Change of Name of Warrant Agent

(a)          Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(b)          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

15.         Duties of the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

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(a)          The Warrant Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)          Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or Vice President of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)          Subject to the limitation set forth in Section 13, the Warrant Agent shall be liable hereunder for its own gross negligence, bad faith or willful misconduct, or for a breach by it of this Agreement.

(d)          The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)          The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Common Stock required under the provisions of Section 9 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)          Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(g)          The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct.

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(h)          The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i)          The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

16.         Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder, then any Holder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the Holders. However, failure to give any notice provided for in this Section 16, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

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17.         Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

18.         Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by any Holder to or on the Company, (ii) subject to the provisions of Section 16, by the Company or by any Holder to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holders, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, and (z) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company, to:

Celator Pharmaceuticals, Inc.

200 PrincetonSouth Corporate Center

Suite 180

Ewing, New Jersey 08628

(b) If to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Corporate Trust Department

Fax: (718) 765-8711

(c)          If to the Holders, to the address of such holder as shown on the Warrant Register. Any notice required to be delivered by the Company to the Holders may be given by the Warrant Agent on behalf of the Company.

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19.         Miscellaneous.

(a)          No Rights as a Stockholder. The Holders, solely in such Persons’ capacity as holders of the Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in the Warrants or this Warrant Agreement be construed to confer upon the Holders, solely in such Persons’ capacity holders of the Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holders which such Persons are then entitled to receive upon the due exercise of the Warrant. In addition, nothing contained in the Warrants or this Warrant Agreement shall be construed as imposing any liabilities on the Holders to purchase any securities (upon exercise of any Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 19(a), the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company, contemporaneously with the giving thereof to the stockholders.

(b)          Successors and Assigns. Subject to compliance with applicable securities laws, any Warrant may be assigned by the Holder. The Warrants may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. The Warrants shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in the Warrants or this Warrant Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or cause of action under the Warrants. Any attempted assignment in violation of this Section 19(b) shall be null and void.

(c)          Registration of Common Stock. The Company will use its reasonable best efforts to maintain the effectiveness of the Registration Statement, or a new registration statement, for the registration under the Act of the Common Stock issuable upon exercise of the Warrants and ensure that a prospectus is available for delivery to the Holders until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement; provided, however, that in no event shall the Holders have the right to net settle the Warrants for cash irrespective of whether an effective registration statement is then in effect.

(d)          Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its corporate charter, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms of the Warrants or this Warrant Agreement, and will at all times in good faith carry out all the provisions of the Warrants and this Warrant Agreement. Without limiting the generality of the foregoing, the Company shall not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Warrant Price then in effect.

(c)          Amendment and Waiver.

(i)          The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Holders of Warrants in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders.

(ii)         In addition to the foregoing, this Warrant Agreement may be amended, modified or supplemented, and waiver or consents to departures from the provisions of this Warrant Agreement may be given, if the Company and the holders of outstanding Warrants representing at least a majority of the shares of Common Stock purchasable under the outstanding Warrants consent to such amendment, modification, supplement, waiver or consent.

(d)          Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE state and federal courts sitting in the City of New York, Borough of Manhattan, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(e)          Headings. The headings herein are for convenience only, do not constitute a part of this Warrant Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(f)          Severability. In case any one or more of the provisions of this Warrant Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant Agreement shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant Agreement.

(g)          Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

(Signature page follows.)

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IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be duly executed by its authorized officer as of the date first indicated above.

CELATOR PHARMACEUTICALS, INC.

By:
Name:
Title:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:
Name:
Title:

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Exhibit A

EXERCISABLE ON OR AFTER OCTOBER __, 2014

AND ON OR BEFORE THE EXPIRATION DATE

No.	Warrant to Purchase Shares

Warrant Certificate

WARRANTS TO ACQUIRE COMMON STOCK OF CELATOR PHARMACEUTICALS, INC.

This warrant certificate (this “Warrant Certificate”) certifies that              , or registered assigns, is the registered holder of a Warrant (the “Warrant”) to acquire from Celator Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the number of fully paid and non-assessable shares of Common Stock, $0.001 par value, of the Company (the “Common Stock”) specified above for consideration equal to the Exercise Price (as defined in the Warrant Agreement (as defined below)) per share of Common Stock. The Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrant evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., New York time, on October __, 2019 (the “Expiration Date”).

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock, and is issued or to be issued pursuant to a Warrant Agreement dated October __, 2014 (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (“Holders” meaning, from time to time, the registered holders of the warrants issued thereunder). To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at 200 PrincetonSouth Corporate Center, Suite 180, Ewing, New Jersey 08628, Attn: Chief Financial Officer. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.

This Warrant may be exercised, in whole or in part, at any time on or after October __, 2014 and on or before the Expiration Date, subject to the terms of the Warrant Agreement including, but not limited to, Section 4 thereof, by surrendering this Warrant Certificate, with the Form of Election to Purchase attached hereto properly completed and executed, together with payment of the Exercise Price in accordance with Section 5 or Section 10 of the Warrant Agreement. Each exercise must be for a whole number of Warrant Shares. In the event that upon any exercise of the Warrant evidenced hereby the number of shares of Common Stock acquired shall be less than the total number of shares of Common Stock which may be purchased pursuant to this Warrant, there shall be issued to the Holder hereof or such Holder’s assignee a new Warrant Certificate evidencing the unexercised portion of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth in this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of this Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of this Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.

Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

This Warrant does not entitle any Holder to any of the rights of a stockholder of the Company.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

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IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as of the date set forth below.

CELATOR PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated:

Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:
Name:
Title:

3

EXHIBIT B

Form of Assignment

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right represented by the foregoing Warrant to purchase ______ shares of Common Stock of Celator Pharmaceuticals, Inc. and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

EXHIBIT C

Form of Exercise Notice

(To be executed by the Holder to purchase shares of Common Stock under the foregoing Warrant)

Celator Pharmaceuticals, Inc.:

(1)         Description. The undersigned is the Holder of the Warrant (the “Warrant”) issued by Celator Pharmaceuticals, Inc., a Delaware corporation (the “Company”) to purchase ____________ shares of Common Stock (“Warrant Shares”) in accordance with the terms of the Warrant and the Warrant Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant and the Warrant Agreement.

(2)         Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

_____ a Cash Exercise ; or

_____ a Cashless Exercise under Section 10 of the Warrant Agreement, with respect to the full exercise of the Warrant.

(3)         Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price, in lawful money of the United States, in cash, certified check or bank draft payable or by wire transfer to the order of the Warrant Agent (or as otherwise agreed to by the Company) delivered to the Warrant Agent, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

(4)         Delivery. Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant Agreement.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant.)